EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN
PRESIDENT
OR
JOHN P. NELSON
VICE PRESIDENT & CFO
(515) 232-6251

JANUARY 22, 2010

AMES NATIONAL CORPORATION
ANNOUNCES
2009 FOURTH QUARTER EARNINGS RESULTS

Fourth Quarter 2009 Results:

For the quarter ended December 31, 2009, net income for Ames National Corporation (the Company) totaled $1,582,000, or $0.17 per share, compared to $1,577,000, or $0.17 per share, for the same period in 2008.  While the level of net income remained relatively stable, certain non-interest income and expense items incurred significant changes.  For the quarter ended December 31, 2009, security gains recognized increased by $1,236,000 over the same period one year ago.  During the quarter ended December 31, 2008, the Company had other-than-temporary impairments of investment securities of $807,000 related to FNMA and FHLMC preferred stock and corporate bond issues of MGIC Investment Corporation, American General and Lehman Brothers.  The company determined no other-than-temporary impairment was necessary in the fourth quarter of 2009.  The improvement in these areas was partially offset by write downs of other real estate owned, which with the holding costs, totaled $2,004,000 compared to $91,000 for the three months ended December 31, 2009 and 2008, respectively.

For the quarter ended December 31, 2009, net interest income decreased $243,000, or 3.3%, compared to the same period in 2008.  This decrease is primarily the result of lower yields on interest earning assets and a decline in the average loan balances, offset in part by lower cost of funds on deposits and other borrowings.  The lower yields and cost of funds were due primarily to lower market interest rates as interest earning assets and interest-bearing liabilities are repricing.  The Company’s net interest margin was 3.73% for the quarter ended December 31, 2009 compared to 4.11% for the quarter ended December 31, 2008.

The provision for loan losses was $367,000 for the fourth quarter of 2009 compared to $311,000 for the same period in 2008.  Net charge-offs for the quarter ended December 31, 2009, were $16,000 compared to $194,000 for the same period in 2008.

Non-interest income (loss) for the fourth quarter of 2009 totaled $1,819,000 as compared to $(271,000) for the same period in 2008, primarily due to 2008 charges for other-than-temporary impairment of investment securities discussed above and increased security gains in 2009.

Non-interest expense for the fourth quarter of 2009 totaled $6,850,000, 44.7% higher than the $4,735,000 recorded in the fourth quarter of 2008.  The higher non-interest expense can be primarily attributed to higher other real estate owned costs.  The efficiency ratio for the fourth quarter of 2009 was 76.06%, compared to 66.12% for the same period in 2008.

Year 2009 Results:

For the year ended December 31, 2009, net income for the Company totaled $9,006,000, or $0.95 per share, compared to $6,352,000, or $0.67 per share, for the same period in 2008.  The higher earnings can be primarily attributed to improvements in non-interest income.  This improvement is the result of decreased write downs associated with the other-than-temporary impairment of investment securities.  The impairment of securities for the year ended December 31, 2009 was $30,000.  For the year ended December 31, 2008, the Company had other-than-temporary impairments of investment securities of $12,054,000, related to the same investments previously mentioned in the fourth quarter results.  The improvement in this area was partially offset by write downs of other real estate owned, a decrease in securities gains, higher other real estate costs and higher FDIC insurance assessments. The increase in other real estate owned costs of $4,047,000 is due primarily to write downs on certain other real estate owned caused by declining commercial real estate values during 2009.  The increase in the FDIC insurance assessments of $1,432,000 is due primarily to higher quarterly deposit assessment rates and the special assessment in 2009.

Net interest income decreased $447,000, or 1.5%, for the year ended December 31, 2009, compared to the same period in 2008.  This decrease is primarily the result of lower yields on interest earning assets and a decline in the average loan balances, offset in part by lower cost of funds on deposits and other borrowings.  The lower yields and cost of funds were due primarily to lower market interest rates as interest earning assets and interest-bearing liabilities are repricing.  The Company’s net interest margin was 3.78% for the year ended December 31, 2009 compared to 3.94% for the same period in 2008.

The provision to the allowance for loan losses was $1,558,000 for the year ended December 31, 2009, compared to $1,313,000 for the same period in 2008.  Net charge-offs for the year ended December 31, 2009, were $686,000 compared to $314,000 for the same period in 2008.  The increase in the charge-offs was primarily related to a commercial real estate loan.

Non-interest income (loss) for the year ended December 31, 2009 totaled $6,924,000 as compared to $(3,008,000) for the same period in 2008, primarily due to changes in other-than-temporary impairment of investment securities and increased security gains, discussed above.

Non-interest expense for the year ended December 31, 2009 totaled $22,732,000, 29.2% higher than the $17,594,000 recorded in the same period of 2008.  The higher non-interest expense can be primarily attributed to higher FDIC insurance assessment costs and other real estate owned costs, as previously mentioned.  The efficiency ratio for the year ended December 31, 2009 was 63.87%, compared to 67.40% for the same period in 2008.

Balance Sheet Review:

Interest bearing deposits in financial institutions as of December 31, 2009 increased primarily as a result of increases in bank time deposits, to $24,776,000, compared to $10,401,000 as of December 31, 2008.  Securities available-for-sale as of December 31, 2009 increased to $418,655,000, compared to $313,014,000 as of December 31, 2008, primarily as a result of increases in U.S. government agencies and mortgage backed securities and state and political subdivisions, offset in part by decreases in corporate obligations and equities.  The Company reduced the corporate bond and equity portfolios in order to lower the credit and market risk exposure in that portfolio.  As of December 31, 2009, the carrying value and fair value of the other-than-temporary impaired securities totaled $846,000.

Net loans as of December 31, 2009 decreased 8.3% as a result of declining loan demand, to $415,434,000 compared to $452,880,000 as of December 31, 2008.  The allowance for loan losses on December 31, 2009, totaled $7,652,000, or 1.81% of gross loans, compared to $6,779,000 or 1.47% of gross loans as of December 31, 2008.  Impaired loans as of December 31, 2009, were $9,188,000, or 2.2% of gross loans, compared to $9,967,000, or 2.4% of gross loans at September 30, 2009 and $6,253,000, or 1.4% of gross loans as of December 31, 2008.

Other real estate owned was $10,480,000 as of December 31, 2009, compared to $13,334,000 as of December 31, 2008.  The net change in other real estate is primarily due to impairment write offs and sales of other real estate owned, offset in part by transfers from loan receivables.  Due to potential changes in the real estate markets, it is at least reasonably possible that management’s assessments of fair value will change in the near term and that such changes could materially affect the amounts reported in the Company’s financial statements.

Deposits totaled $722,164,000 on December 31, 2009, an 8.6% increase from the $664,795,000 recorded at December 31, 2008.  The increase in deposits was primarily due to an increase in public funds.  The mix of deposits has changed as depositors have moved deposits to demand, NOW, savings and money market accounts from time deposit accounts.

The Company’s stockholders’ equity represented 12.3 % of total assets as of December 31, 2009 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations.  Total stockholder equity totaled $112,340,000 as of December 31, 2009 and $103,837,000 as of December 31, 2008.

Shareholder Information:

Return on average assets was 0.70% for the quarter ended December 31, 2009, compared to 0.75% for the same period in 2008.  Return on average equity was 5.60% for the quarter ended December 31, 2009, compared to the 6.24% for the same period in 2008.   Return on average assets was 1.02% for the year ended December 31, 2009, compared to 0.74% for the same period in 2008.  Return on average equity was 8.31% for the year ended December 31, 2009, compared to the 5.89% for the same period in 2008.

Company stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $21.11 on December 31, 2009.   During the fourth quarter, the price ranged from $18.50 to $25.00.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
(unaudited)
December 31, 2009 and 2008

ASSETS	2009	2008

Cash and due from banks	$18,796,664	$24,697,591
Federal funds sold	-	16,533,000
Interest bearing deposits in financial institutions	24,776,088	10,400,761
Securities available-for-sale	418,655,018	313,014,375
Loans receivable, net	415,434,236	452,880,348
Loans held for sale	1,023,200	1,152,020
Bank premises and equipment, net	11,909,404	12,570,302
Accrued income receivable	5,710,226	6,650,287
Deferred income taxes	3,867,523	5,838,044
Other real estate owned	10,480,449	13,333,565
Other assets	4,916,991	1,070,588

Total assets	$915,569,799	$858,140,881

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$99,918,848	$99,830,687
NOW accounts	197,393,459	165,422,333
Savings and money market	184,631,343	153,771,034
Time, $100,000 and over	87,054,194	81,378,796
Other time	153,166,105	164,391,860
Total deposits	722,163,949	664,794,710

Federal funds purchased and securities sold under agreements to repurchase	40,489,505	38,509,559
Other short-term borrowings	138,874	1,063,806
Long-term borrowings	36,500,000	43,500,000
Dividend payable	943,292	2,641,216
Accrued expenses and other liabilities	2,994,291	3,794,140
Total liabilities	803,229,911	754,303,431

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares;9,432,915 issued and outstanding	18,865,830	18,865,830
Additional paid-in capital	22,651,222	22,651,222
Retained earnings	67,703,701	62,471,081
Accumulated other comprehensive income (loss)-net unrealized income (loss) on securities available-for-sale	3,119,135	(150,683)
Total stockholders' equity	112,339,888	103,837,450

Total liabilities and stockholders' equity	$915,569,799	$858,140,881

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Interest and dividend income:
Loans	$6,116,080	$7,071,752	$25,212,884	$29,458,407
Securities
Taxable	1,819,744	2,335,565	7,966,594	9,812,614
Tax-exempt	1,333,001	1,270,582	5,213,031	5,879,215
Federal funds sold	6,986	20,794	26,989	171,078
Interest bearing deposits	148,840	82,447	471,809	192,853

Total interest income	9,424,651	10,781,140	38,891,307	45,514,167

Interest expense:
Deposits	1,837,569	2,843,741	8,428,163	14,207,734
Other borrowed funds	399,600	506,576	1,798,149	2,193,958

Total interest expense	2,237,169	3,350,317	10,226,312	16,401,692

Net interest income	7,187,482	7,430,823	28,664,995	29,112,475

Provision for loan losses	366,812	310,577	1,558,307	1,312,785

Net interest income after provision for loan losses	6,820,670	7,120,246	27,106,688	27,799,690

Non-interest income (loss):
Trust department income	357,231	374,828	1,541,831	1,597,096
Service fees	457,723	459,619	1,814,925	1,791,713
Securities gains (losses), net	404,574	(831,535)	1,186,912	3,515,323
Other-than-temporary impairment of investment securities	-	(806,630)	(29,565)	(12,054,387)
Gain on sale of loans held for sale	243,344	229,662	1,008,566	834,129
Merchant and ATM fees	142,382	133,287	621,316	616,802
Other	213,982	170,194	780,275	690,898

Total non-interest income (loss)	1,819,236	(270,575)	6,924,260	(3,008,426)

Non-interest expense:
Salaries and employee benefits	3,011,997	2,844,180	10,757,475	10,572,597
Data processing	480,625	564,947	1,892,123	2,246,473
Occupancy expenses	354,008	383,113	1,436,485	1,587,076
FDIC deposit assessments	292,522	102,129	1,675,401	242,906
Other real estate owned	2,004,310	90,547	4,198,315	151,428
Other operating expenses	706,925	749,656	2,772,556	2,793,774

Total non-interest expense	6,850,387	4,734,572	22,732,355	17,594,254

Income before income taxes	1,789,519	2,115,099	11,298,593	7,197,010

Income tax expense	207,345	537,838	2,292,807	845,014

Net income	$1,582,174	$1,577,261	$9,005,786	$6,351,996

Basic and diluted earnings per share	$0.17	$0.17	$0.95	$0.67

Declared dividends per share	$0.10	$0.28	$0.40	$1.12